Exhibit (h)(4)

ADMINISTRATIVE AND SHAREHOLDER SERVICING AGREEMENT

EXHIBIT B

Name of Bond		Bond or Policy No.	Insurer
Investment Company		87015109B	ICI
Blanket Bond Form			Mutual
			Insurance
			Company
Fidelity	$30,300,000
Audit Expense	50,000
On Premises	30,300,000
In Transit	30,300,000
Forgery or Alteration	30,300,000
Securities	30,300,000
Counterfeit Currency	30,300,000
Uncollectible Items of Deposit	25,000
Phone-Initiated Transactions	30,300,000
Computer Security	30,300,000
Directors and Officers/		87015109D	ICI
Errors and Omissions Liability			Mutual
Insurance Form			Insurance
Total Limit	$30,000,000		Company
Blanket Undertaking Lost Instrument
Waiver of Probate		42SUN339806	Hartford
			Casualty
			Insurance

Effective May 31, 2009